UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015 (July 16, 2015)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On July 16, 2015, Arch Coal, Inc. (NYSE: ACI) (“Arch Coal”) entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) among Arch Coal, the guarantors party thereto and U.S. Bank National Association, as trustee, making certain amendments (the “2020 Notes Amendments”) to the indenture governing Arch Coal’s outstanding 7.25% Senior Notes due 2020 (the “2020 Notes”).  The 2020 Notes Amendments modify certain restrictive covenants contained in such indenture to conform to Arch Coal’s other indentures, including with respect to the issuance of additional secured debt.  The Second Supplemental Indenture has been executed and delivered and is effective, but the provisions thereof will not be operative until all of the 2020 Notes that have been tendered prior to the date of the Second Supplemental Indenture have been accepted for exchange and exchanged in accordance with the terms of Arch Coal’s previously announced private offer to exchange (the “2020 Exchange Offer”) new 6.25% Trust Certificates due 2021 (the “Trust Certificates”) and a cash payment for any and all of its outstanding 2020 Notes and the concurrent offer to exchange 8.00% Senior Secured Notes due 2022 (the “New 2022 Secured Notes”) and a cash payment for outstanding 2020 Notes held by holders who are not eligible to participate in the 2020 Exchange Offer.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture, attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01                     Other Events.

On July 16, 2015, Arch Coal issued a press release announcing the receipt of required consents to the 2020 Notes Amendments from holders of greater than a majority of the outstanding aggregate principal amount of 2020 Notes.  Concurrently with that announcement, the press release announced the extension of (1) the 2020 Exchange Offer and (2) Arch Coal’s pending private offer to exchange (the “Concurrent Exchange Offer” and, together with the 2020 Exchange Offer, the “Exchange Offers”) new Trust Certificates, New 2022 Secured Notes and 12.00% Senior Secured Second Lien Notes due 2023 for its outstanding 7.000% Senior Notes due 2019 (“Old 7.000% 2019 Notes”), 9.875% Senior Notes due 2019 (“Old 9.875% 2019 Notes”) and 7.250% Senior Notes due 2021 (“Old 7.250% 2021 Notes” and, together with the Old 7.000% 2019 Notes and the Old 9.875% 2019 Notes, the “Old Notes”).

The 2020 Exchange Offer, originally set to expire at 12:00 midnight, New York City time, on July 30, 2015, has been extended and is now set to expire at 12:00 midnight, New York City time, on July 31, 2015.  The Concurrent Exchange Offer, originally set to expire at 12:00 midnight, New York City time, on July 30, 2015, has been extended and is now set to expire at 12:00 midnight, New York City time, on August 4, 2015.  Additionally, the Early Tender Time for the 2020 Exchange Offer, originally set at 5:00 p.m., New York City time, on July 16, 2015, has been extended and is now set at 5:00 p.m. New York City time on July 17, 2015 and the Early Tender Time for the Concurrent Exchange Offer, originally set at 5:00 p.m., New York City time, on July 16, 2015, has been extended and is now set at 5:00 p.m. New York City time on July 21, 2015.  The Withdrawal Deadline for both Exchange Offers has passed and tendered 2020 Notes and Old Notes may no longer be withdrawn and consents in respect of the 2020 Exchange Offer may no longer be revoked.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith:

Exhibit No.	Description
4.1	Second Supplemental Indenture dated as of July 16, 2015 among Arch Coal, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press release dated July 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch Coal, Inc.
Date: July 17, 2015

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
4.1	Second Supplemental Indenture dated as of July 16, 2015 among Arch Coal, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press release dated July 16, 2015.